Exhibit 99.1

AMENDMENT TO AMENDED AND RESTATED

CHANGE IN CONTROL AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT, dated as of May 31, 2023 (the “Amendment”), is between Universal Display Corporation, a Pennsylvania corporation (“Company”) and Brian Millard (“Employee”).

WHEREAS, Company and Employee previously entered into that certain Amended and Restated Change in Control Agreement, dated as of September 6, 2022 (the “Agreement”), which provides for certain compensation to be paid to Employee in the event Employee’s employment with the Company is involuntarily terminated in connection with a Change in Control (as defined in the Agreement);

WHEREAS, Company and Employee desire to amend the Agreement to eliminate the provisions thereof that provide for the payment to Employee of a Tax Reimbursement Payment (as defined in the Agreement) in the event that amounts or benefits paid or distributed to Employee are or become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code; and

WHEREAS, Section 18(a) of the Agreement provides that the Agreement may be amended pursuant to a written agreement between Company and Employee.

NOW, THEREFORE, Company and Employee hereby agree that, for the payment by Company to Employee of $10.00 in cash and other good and valuable consideration, the receipt of which is hereby acknowledged, the Agreement shall be amended as follows:

1.
Section 9 of the Agreement is hereby deleted in its entirety and replaced with “[Intentionally Omitted].”
2.
In all respects not modified by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, Company and Employee agree to the terms of this Amendment, effective as of the date set forth above.

UNIVERSAL DISPLAY CORPORATION

By: /s/ Mauro Premutico

Name: Mauro Premutico

Title: Secretary

/s/ Marilyn Caldwell

Witness

/s/ Brian Millard

Brian Millard